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                                                                       Exhibit 5

                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                              NEW YORK, NY 10017


TEL: (212) 455-2000
FAX: (212) 455-2502


                                                October 8, 1996

CII Technologies, Inc.
1396 Charlotte Highway
Fairview, North Carolina 28730

Dear Sirs:

           We have acted as counsel to CII Technologies Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1, as amended (File No. 333-08397) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") relating to the issuance by the Company of up to 4,025,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

           We have examined the Registration Statement and a specimen of the certificate for the Common Stock, the information contained in which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied upon as to matters of fact, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and
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CII Technologies Inc.                  -2-                      October 8, 1996


representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatiC copies, and the authenticity of the originals of such latter documents.

           Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when (1) the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Boards of Directors, committee or authorized officers being hereinafter referred to as the "Board") has or have taken all necessary corporate action to authorize and approve the issuance of the Shares, (2) certificates evidencing the Shares have been duly executed, issued and delivered upon payment of the consideration therefor provided for in the applicable definitive underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and (3) an amendment to the Company's Restated Certificate of Incorporation providing for a sufficient number of authorized but unissued shares of Common Stock is approved and effective in accordance with the Delaware General Corporation Law, the Shares (including Shares, if any, registered in a registration statement relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act) will be validly issued, fully paid and nonasessable.

           We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

           We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Registration Statement. We hereby also consent to the incorporation by reference of this opinion and consent in a registration statement, if any, relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act.

                                     Very truly yours,


                                     /s/ Simpson Thacher & Bartlett
                                     SIMPSON THACHER & BARTLETT